Exhibit 10.3
INSTR # 107871003
OR BK 45339 Pages 285 -- 294
RECORDED 05-/05/08 12:03:01
BROWARD COUNTY COMMISSION
DOC STMP-M: $7000.00
INT TAX: f1 $4000.00
DEPUTY CLERK 1924
#1. 10 Pages
After Recording Mail to:
Robert E. Goldman, Esq.
Law Office of Robert E. Goldman
1 East Broward Blvd., Ste. 700
Fort Lauderdale, FL 33301
     MORTGAGE AND SECURITY AGREEMENT
     This Mortgage and Security Agreement is executed on                     , 2008, by Scorpion Performance, Inc., referred to below as “Mortgagor,” which term includes Mortgagor’s successors and assigns, to Yali Golan and Leslie Golan, as husband and wife, collectively referred to below as “Mortgagee.”
W I T N E S S E T H:
     (A) Mortgagor is the owner in fee simple of certain real property (the “Mortgaged Property”) located in Broward County, Florida, as more particularly described herein.
     (B) Mortgagor and the Mortgagee are parties to that certain Stock Purchase Agreement dated                     , 2008 (the “Stock Purchase Agreement”) entered into by and between Mortgagor and Mortgagee whereby Mortgagees have sold to the Mortgagor 10,000,000 shares of the common stock of Scorpion Performance, Inc.
     (C) In accordance with and subject to the terms and provisions set forth in the Stock Purchase Agreement, the Mortgagor has executed and delivered to Mortgagee, a promissory note in the principal amount of Two Million Dollars and No/100 ($2,000,000.00) along with interest to purchase the shares from the Mortgagee (the “Note”).
     (D) Mortgagor and the Mortgagee desire and intend that the Mortgagor and Mortgagee’s covenants and obligations, contained herein or in the Note, or Stock Purchase Agreement, collectively, the “Related Transaction Document” be secured by, along with other things, this Mortgage and Security Agreement.
     NOW THEREFORE, to secure the payment of all sums due under, and the performance and observance by Mortgagor of all terms, covenants and conditions contained in the Note and this Mortgage and Security Agreement Mortgagor does grant, bargain, sell, and convey to Mortgagee, their successors and assigns, in fee simple, all the certain tract of land of which Mortgagor is now the legal owner, and in actual possession, situated in the County of Broward, State of Florida, described as follows:

C-1

     The real property located at street address: 3000 SW 4th Avenue, Fort Lauderdale, Florida and bearing the legal description:
The South 200.78 feet of the North 846.78 feet of the West 1/2 of the East 1/2 of the Southeast 1/4 of the Northwest 1/4 of Section 22, Township 50 South, Range 42 East, Less the West 40 feet thereof, lying, situate and being in Broward County, Florida.
     Together with (i) all structures and improvements now and hereafter on the land and the fixtures attached thereto now or hereafter attached to or used in connection with the premises; (ii) all and singular rights of Mortgagor in and to the tenements, hereditaments, easements, and appurtenances thereunto belonging or in anyways appertaining: (iii) all the estate, right, title, interest, and all claims and demands whatsoever, in law and in equity, of Mortgagor in and to the same, and every part and parcel thereof; and (iv) all and singular rights of Mortgagor as lessor in and to all rents, issues, and profits thereof; provided however, that so long as no default has occurred hereunder, Mortgagor shall collect, receive, and use such benefits from the property as they become due and payable.,
     The property described above is hereafter collectively called the “Mortgaged Property.”
     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee forever; PROVIDED ALWAYS, that if Mortgagor shall pay or cause to be paid to Mortgagee all amounts due under the Note at the times and in the manner stipulated therein, and in all other instruments securing the Note, including renewals, extension or modification thereof, and in this Mortgage and Security Agreement, to be kept, performed or observed by Mortgagor, then Mortgagee shall execute, file and record a satisfaction of this Mortgage and Security Agreement and thereupon this Mortgage and Security Agreement shall cease and terminate.
     Mortgagor does covenant, agree and stipulate with Mortgagee as follows:
     1) Title; No Encumbrances. Mortgagor is indefeasibly seised of the land in fee simple; that Mortgagor has full power and lawful right to convey the land in fee simple; that the land is free from all encumbrances; that Mortgagor will make such further assurances to protect the fee simple title to the land in Mortgagee, its successors, legal representatives, or permitted assigns, as may reasonably be required; that Mortgagor does fully warrant the title of the land and will defend the same against the lawful claims of all persons whomsoever.
     2) Payment of Note. Mortgagor shall pay the principal and interest evidenced by the Note at the time and in the manner provided herein and in the Note, and all other sums and charges payable when due by Mortgagor and pursuant to the
     Note and this Mortgage and Security Agreement.

     3) Taxes. Except as set forth in Section 15 herein, Mortgagor shall pay the taxes, assessments, levies, liabilities, obligations, and encumbrances of every nature on the described property when due and payable according to law before they become delinquent and before any interest attaches or any penalty is incurred. Insofar as any indebtedness is of record the same shall be promptly satisfied and evidence of such satisfaction shall be given to Mortgagee.
     4) Attorney’s Fees. If any legal action or any other proceeding is brought for the enforcement of the Note or this Mortgage and Security Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of the Note or this Mortgage and Security Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Notwithstanding the foregoing, should it become necessary to collect any sum due under the Note through an attorney (after the giving of notice and the expiration of any applicable cure period that is expressly required herein), the Mortgagor hereby agrees to pay the costs of collection, including reasonable attorneys’ fees, whether suit be brought or not.
     5) Insurance. Mortgagor shall keep the Mortgaged Property and the improvements now existing or hereafter erected on the Mortgaged Property insured against loss by fire, other hazards and contingencies in such amounts and for such periods as are currently in effect. Mortgagor shall pay promptly, when due, any premiums on such insurance.
     6) Condition of Mortgaged Property. Mortgagor shall permit, commit, or suffer no waste, impairment, or deterioration of the Mortgaged Property, except reasonable wear and tear; and, to keep the buildings on the premises and those to be erected thereon, or improvements thereon, in good repair, fit and proper for the respective purposes for which they were erected or installed, other than for matters of health and safety prior to the demolition thereof.
     7) Compliance with Terms of Note. Mortgagor shall perform, comply with, and abide by each of the stipulations, agreements, conditions, and covenants in the Note.
     8) INTENTIONALLY LEFT BLANK.
        .
     9) Default; Right to Cure; Remedies.
          a. If Mortgagee claims that the Mortgagor has defaulted upon its obligations to Mortgagees (an Event of Default as defined in the Note) then Mortgagee shall send the Mortgagor written notice of the alleged default, and the Mortgagor will then have thirty (30) days to cure the default. If the Mortgagor fails to timely cure the default, then all monies owed to Mortgagee will be accelerated and become immediately due and payable to Mortgagee.

          b. Upon the occurrence of any Event of Default (after the giving of notice and the expiration of any applicable cure period that is expressly required herein) Mortgagee may sell any of the Mortgaged Property at any public or private sale to any bona fide party that is the highest bidder so long as such bid is commercially reasonable. Mortgagee shall provide notification of intended sale or other disposition of the Mortgaged Property and such notification, if mailed, shall be deemed reasonably and properly given if mailed to Mortgagor at least 30 calendar days before such sale or disposition.
          c. From the proceeds of any sale conducted under this Section, Mortgagee shall retain (i) all costs and charges incurred by Mortgagee in taking and causing the sale of said Mortgaged Property, including such reasonable attorneys’ fees as shall have been incurred by Mortgagee in connection with said sale; and (ii) all sums due pursuant to the Note and all accrued interest thereon. Any surplus of such proceeds remaining shall be paid directly to the Mortgagor.
          d. Mortgagee may, at any time pending a suit on this Mortgage, apply to the court having jurisdiction thereof for the appointment of a receiver, and such court shall forthwith appoint a receiver of the premises covered, including all income, profits, issues, and revenues from whatever source derived, each and every of which, it being expressly understood, is mortgaged, as if specifically set forth and described in the granting and habendum clauses hereof. Such appointment shall be made by such court as an admitted equity and a matter of absolute right to Mortgagee, and without reference to the adequacy or inadequacy of the value of the property mortgaged or to the solvency or insolvency of Mortgagor or the defendants. Any rents, profits, income, issues, and revenues shall be applied by such receiver according to the lien of this mortgage and the practice of such court.
     10) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given as set forth in the Stock Purchase Agreement.
     11) Successors and Assigns. Mortgagee may only assign the Note and this Mortgage and Security Agreement with the prior written consent of the Mortgagor, which consent shall not be unreasonably withheld, and only if the assignee agrees in writing to the Mortgagor, as a condition to such assignment, to be bound by all of the provisions of the Stock Purchase Agreement, this Mortgage and Security Agreement and the Related Transaction Documents to the same extent as if such assignee were a Mortgagee. This Note will be binding in all respects upon each of the Mortgagor and Mortgagee and their successors and permitted assigns and inure to the benefit of their successors and permitted assigns.
     12) Governing Law. This Mortgage and Security Agreement shall be governed by and construed in accordance with the laws of Florida. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Mortgage and Security Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Broward County, Florida. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Broward County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated or discussed herein, and irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party to this Mortgage and Security Agreement irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Mortgage and Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained in this Mortgage and Security Agreement shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties to this Mortgage and Security Agreement irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Note, this Mortgage and Security Agreement or the transactions contemplated.
     13) Severability. Whenever possible, each provision of this Mortgage and Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Mortgage and Security Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage and Security Agreement.
     14) Headings and Captions. The headings and captions contained in this Mortgage and Security Agreement are set forth for the purpose of convenience only and shall be given no effect in the construction or interpretation of this Mortgage and Security Agreement.
     15) Documentary Stamp Tax. The Mortgagor shall pay any and all filing and recording fees and documentary stamp taxes due on the Note and this Mortgage and Security Agreement.
     16) Entire Agreement; Changes to be in Writing. The Stock Purchase Agreement and Note are incorporated herein by reference. This Mortgage and Security Agreement and the Related Transaction Documents constitute the entire agreement of the Mortgagor and Mortgagee and supersede all prior undertakings and agreements with respect to the subject matter hereof. There are no oral agreements between or among the parties with respect to the transactions contemplated herein. No waiver, change, amendment or discharge of any term or condition hereof or any consent on the part of any party hereto shall be of any force or effect unless made in writing and signed by the party to be bound thereby.

     IN WITNESS WHEREOF, the undersigned has executed this Mortgage and Security Agreement in Fort Lauderdale as of the date first written above.

SCORPION PERFORMANCE, INC.
/s/ Robert Stopanio, President
STATE OF FLORIDA
COUNTY OF BROWARD

     On May 2, 2008, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared Robert Stopanio, the President of Scorpion Performance, Inc., a Florida corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing Stock Purchase Agreement as such President, acknowledged that he signed and delivered the said Stock Purchase Agreement as the free and voluntary act of said corporation as aforesaid, for the uses and purposes therein set forth.

Notary Public:

/s/ Jessica Weaver

NOTARY PUBLIC-STATE OF FLORIDA
JESSICA WEAVER
Commission # DD584340
Expires: AUG 13, 2010
BONDED THROUGH ATLANTIC BONDING CO., INC: